Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of June 21, 2021, by and among LJ10 LLC, a Delaware limited liability company (the “Sponsor Holdco”), the other Persons set forth on Schedule I hereto (the “Other Class B Stockholders”, and together with the Sponsor Holdco, each, a “Sponsor” and, collectively, the “Sponsors”), Thimble Point Acquisition Corp., a Delaware corporation (“THMA”), and Pear Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 6,900,000 THMA Class B Shares in the aggregate and 5,013,333 warrants, with each whole warrant exercisable for one THMA Class A Share (the “THMA Warrants”) as set forth on Schedule I attached hereto;

WHEREAS, immediately prior to the execution and delivery of this Sponsor Agreement, THMA, Oz Merger Sub Inc., a Delaware corporation and a direct wholly-owned Subsidiary of THMA (“Merger Sub”), and the Company entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub was merged with and into the Company, with the Company continuing on as the surviving entity and a direct wholly-owned Subsidiary of THMA, on the terms and conditions set forth therein; and

WHEREAS, in connection with, and as an inducement to, THMA and the Company entering into the Business Combination Agreement and consummating the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1    Binding Effect of Business Combination Agreement. Each Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 6.4 (Public Announcements) and 6.6 (Exclusive Dealing) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions and each reference to THMA in such provision referred to each Sponsor.

Section 1.2    No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 8.1 thereof (the earlier of clauses (a) and (b) herein, the “Expiration Time”), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement / Proxy Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any THMA Shares or THMA Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of THMA Shares or THMA Warrants owned by such Sponsor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor and any Affiliate of such Sponsor or Transfers among Sponsors and their respective Affiliates, so long as, prior to and as a condition to the effectiveness of any such Transfer to an Affiliate, such Affiliate executes and delivers to THMA a joinder to this Sponsor Agreement in the form attached hereto as Annex A.

Section 1.3    New Shares. In the event that (a) any THMA Shares, THMA Warrants or other equity securities of THMA are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of THMA Shares or THMA Warrants of, on or affecting the THMA Shares or THMA Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any THMA Shares, THMA Warrants or other equity securities of THMA after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any THMA Shares or other equity securities of THMA after the date of this Sponsor Agreement (such THMA Shares, THMA Warrants or other equity securities of THMA, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the THMA Shares or THMA Warrants owned by such Sponsor as of the date hereof.

Section 1.4    Closing Date Deliverables. On the Closing Date, each of the Sponsors that holds any THMA Shares or THMA Warrants as of the Closing Date shall deliver to THMA and the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among THMA, the Company, such Sponsors and certain of the Company’s stockholders or their respective Affiliates, as applicable, in substantially the form attached as Exhibit B to the Business Combination Agreement.

Section 1.5    Sponsor Support Agreements.

(a)    At any meeting of the shareholders of THMA prior to the termination of this provision pursuant to Section 4.1, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of THMA is sought (regardless of whether there has been a Change of Recommendation), each Sponsor shall (a) appear at each such meeting or otherwise cause all of its THMA Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its THMA Shares (i) in favor of each Transaction Proposal, (ii) against any proposal relating to a THMA Acquisition Proposal and (iii) against any proposal, action or agreement that would impede, frustrate, prevent or nullify the consummation of the Merger (including those proposals that would result in a breach in any respect of any covenant, representation, warranty or other obligation or agreement of THMA or Merger Sub under the Business Combination Agreement) and the other transactions contemplated by the Business Combination Agreement.

(b)    Each Sponsor shall not redeem any THMA Shares owned by such Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(c)    During the period commencing on the date hereof and ending at the Expiration Time, each Sponsor shall not modify or amend any Contract between or among such Sponsor, any family member of such Sponsor or any Affiliate of such Sponsor (other than THMA or any of its Subsidiaries), on the one hand, and THMA or any of THMA’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Letter Agreement, dated as of February 1, 2021, by and among the Sponsors and THMA (the “Sponsor Letter Agreement”).

(d)    Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of any THMA Shares . All rights, ownership and economic benefits of and relating to the THMA Shares shall remain vested in and belong to the Sponsors.

Section 1.6    Irrevocable Proxy. Subject to the last sentence of this Section 1.6, and solely in the event of a failure by a Sponsor to act in accordance with such Sponsor’s obligations as to voting all of its THMA Shares pursuant to Section 1.5 hereof prior to the termination of this provision pursuant to Section 4.1, and such Sponsor fails to vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its THMA Shares for a period of three days after such request, such Sponsor hereby grants a proxy appointing THMA as such Sponsor’s attorney-in-fact and proxy, with full power of substitution, for and in such Sponsor’s name, to vote, express consent or dissent, or otherwise to utilize such voting power with respect to any matter referenced in Section 1.5. This proxy and power of attorney is given by each Sponsor in connection with, and in consideration of, the execution of the Business Combination Agreement by the Company and to secure the performance of the duties of such Sponsor under this Agreement. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Sponsor Agreement.

Section 1.7    Additional Agreements.

(a)    Waiver of Anti-dilution Protection. Subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by law and the THMA Certificate of

Incorporation and THMA Bylaws, Sponsor Holdco hereby irrevocably (i) waives and (ii) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the THMA Class B Shares convert into THMA Class A Shares pursuant to Section 4.3(b)(ii) of the THMA Certificate of Incorporation, solely in connection with the transactions contemplated by the Business Combination Agreement. The preceding sentence shall be void and of no force and effect if the Business Combination Agreement has been terminated for any reason.

(b)    Corporate Opportunities. To the fullest extent permitted by applicable law, THMA, which will file a name change and appoint directors pursuant to the Business Combination Agreement in connection with the Closing (as of the Closing, the “Corporation”), on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Corporation and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to the Sponsor Holdco or any of its Affiliates or any of its or their agents, shareholders, members, partners, directors, officers, employees, Affiliates or Subsidiaries (other than the Corporation and its Subsidiaries), including any director, board observer or officer of the Corporation who is also an agent, shareholder, member, partner, director, officer, employee, Affiliate or Subsidiary of the Sponsor Holdco (each, a “Business Opportunities Exempt Party”), even if the business opportunity is one that the Corporation or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Business Opportunities Exempt Party shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its Subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director, board observer or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Business Opportunities Exempt Party against any claim that such Person is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such Person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another Person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its Subsidiaries, unless, in the case of a Person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.

Section 1.8    Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.9    No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to THMA and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a)    Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (subject to the Bankruptcy and Equity Exception). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b)    Ownership. Such Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Sponsor’s THMA Shares and THMA Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such THMA Shares or THMA Warrants (other than transfer restrictions under the Securities Act)) affecting any such THMA Shares or THMA Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Governing Documents of THMA, (iii) the Business Combination Agreement, (iv) the Sponsor Letter Agreement, (v) the Subscription Agreement or (vi) any applicable securities Laws. Such Sponsor’s THMA Shares and THMA Warrants are the only equity securities in THMA owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s THMA Shares or THMA Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such THMA Shares or THMA Warrants, except as provided hereunder and under the Sponsor Letter Agreement. Other than the THMA Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of THMA or any equity securities convertible into, or which can be exchanged for, equity securities of THMA.

(c)    No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s THMA Shares or THMA Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d)    Litigation. There is no Proceeding pending against such Sponsor, or to the knowledge of such Sponsor, threatened in writing against such Sponsor, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e)    Brokerage Fees. Except as described on Section 5.4 of the THMA Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Sponsor, for which THMA or any of its Affiliates may become liable.

(f)    Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any family member of such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with THMA or its Subsidiaries.

(g)    Acknowledgment. Such Sponsor understands and acknowledges that each of THMA and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

(h)    No Other Representations or Warranties. Except for the representations and warranties made by the Sponsors in this Article II, no Sponsor nor any other Person makes any express or implied representation or warranty to THMA or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III

EARNOUT

Section 3.1    Sponsor Holdco Earnout Shares. The Sponsor Holdco agrees that, in connection with the Business Combination Agreement and the transactions contemplated thereby, 1,269,600 THMA Class B Shares held by it (the “Sponsor Holdco Earnout Shares”), shall, concurrently with, and subject to and conditioned upon, the Closing, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Article III.

Section 3.2    Legend. The books and records of THMA evidencing the Sponsor Holdco Earnout Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN

THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JUNE 21, 2021, BY AND AMONG THIMBLE POINT ACQUISITION CORP., PEAR THERAPEUTICS, INC. AND THE SPONSORS SET FORTH ON SCHEDULE I THERETO.

Section 3.3    Sponsor Holdco Earnout Warrants. The Sponsor Holdco agrees that, in connection with the Business Combination Agreement and the transactions contemplated thereby, 922,453 THMA Warrants held by the Sponsor Holdco shall be held in trust (the “Sponsor Holdco Earnout Warrants”, and collectively with the Sponsor Holdco Earnout Shares, the “Sponsor Holdco Earnout”).

Section 3.4    Procedures Applicable to the Sponsor Holdco Earnout.

(a)    As soon as practicable, and in any event within ten (10) Business Days after the occurrence of a Sponsor Earnout Triggering Event (as defined below), THMA shall (i) remove, or cause to be removed, the Legend from the books and records of THMA evidencing the Sponsor Holdco Earnout Shares with respect to which a Sponsor Earnout Triggering Event has occurred, and such shares shall no longer be subject to any of the terms of this Article III, and (ii) release a certain amount of Sponsor Holdco Earnout Warrants pursuant to the terms of Section 3.5 below (such actions, a “Release”).

(b)    The Sponsor Holdco shall not Transfer any Sponsor Holdco Earnout Shares or Sponsor Holdco Earnout Warrants until the later of (i) the date on which the relevant vesting triggers have been satisfied as described in Section 3.5 below and, in the case of Sponsor Holdco Earnout Shares, the Legend on such shares has been removed from such shares and (ii) the date on which the Sponsor Holdco Earnout Shares are no longer subject to the transfer restrictions set forth in the Lock-Up Agreement (other than in connection with Transfers permitted thereunder).

(c)    Any Sponsor Holdco Earnout Shares or Sponsor Holdco Earnout Warrants not eligible for Release in accordance with the terms of Section 3.5 on or before the fifth (5th) anniversary of the Closing Date (the “Earnout Lockup Period”) shall immediately thereafter be forfeited to THMA and canceled and Sponsor Holdco shall not have any rights with respect thereto (the “Forfeiture”).

Section 3.5    Release of Sponsor Holdco Earnout Shares. The Sponsor Holdco Earnout Shares shall be Released as follows (each such event, a “Sponsor Earnout Triggering Event”):

(a)    Upon the occurrence of Triggering Event I, 423,200 of the Sponsor Holdco Earnout Shares and 307,485 of the Sponsor Holdco Earnout Warrants will be Released (and the restrictions contained in this Article III shall no longer apply to such Sponsor Holdco Earnout Shares and Sponsor Holdco Earnout Warrants);

(b)    Upon the occurrence of Triggering Event II, 423,200 of the Sponsor Holdco Earnout Shares and 307,484 of the Sponsor Holdco Earnout Warrants will be Released (and the restrictions contained in this Article III shall no longer apply to such Sponsor Holdco Earnout Shares and Sponsor Holdco Earnout Warrants); and

(c)    Upon the occurrence of Triggering Event III, 423,200 of the Sponsor Holdco Earnout Shares and 307,484 of the Sponsor Holdco Earnout Warrants will be Released (and the restrictions contained in this Article III shall no longer apply to such Sponsor Holdco Earnout Shares and Sponsor Holdco Earnout Warrants).

(d)    For the avoidance of doubt, the Sponsor Holdco shall be entitled to receive the Sponsor Holdco Earnout upon the occurrence of each Sponsor Earnout Triggering Event; provided, however, that in no event shall any Sponsor Earnout Holdco Shares or Sponsor Earnout Holdco Warrants be Released prior to the date that is 90 days after the Closing; provided, further, that any Sponsor Holdco Earnout Shares and Sponsor Holdco Earnout Warrants not earned prior to the date that is the fifth anniversary of the Closing shall be deemed to be forfeited; provided, further, that each Triggering Event shall only occur once, if at all, and in no event shall the Sponsor Holdco be entitled to have Released more than an aggregate of 1,269,600 Sponsor Holdco Earnout Shares and 922,453 Sponsor Holdco Earnout Warrants; provided, further, that Triggering Event I, Triggering Event II and Triggering Event III may be achieved at the same time or over the same overlapping trading days.

Section 3.6    Acceleration Event. If, during the Earnout Lockup Period, there is a Acceleration Event, then immediately prior to the consummation of such Change of Control Transaction, (a) all of the Triggering Events shall have been deemed to occur and (b) THMA shall Release or cause to be Released to the Sponsor Holdco all of the Sponsor Holdco Earnout Shares and all of the Sponsor Holdco Earnout Warrants less the number of Sponsor Holdco Earn Out Shares and Sponsor Holdco Earnout Warrants previously Released, if any. Following such Release, this Article III shall terminate and no further Sponsor Holdco Earnout shall be released.

Section 3.7    Equitable Adjustments. The number of Sponsor Holdco Earnout Shares Released, as provided in this Article III, shall be equitably adjusted to reflect stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to THMA Class A Shares occurring on or after the Closing and prior to the date of such Release (other than the conversion of THMA Class B Shares into THMA Class A Shares at the Closing).

Section 3.8    Application of Article III. For the avoidance of doubt, nothing in this Article III shall be deemed to affect any shares of THMA Class A Shares owned of record or beneficially by any of the Sponsors other than the Sponsor Holdco Earnout Shares, and all rights and obligations of the Sponsors with respect to all shares of THMA Class A Shares owned by them, other than the Sponsor Holdco Earnout Shares, will remain intact.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Termination. This Sponsor Agreement and the applicable provisions set forth herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the Expiration Time, and (b) the written agreement of Sponsor Holdco, THMA, and the Company to terminate this Sponsor Agreement; provided, that in the event that the Effective Time occurs, the provisions of Article III, Article IV and all definitions or other interpretative provisions referenced therein shall remain in full force and effect until and through the earlier of (i) Forfeiture and (ii) the Sponsor Holdco Earnout ceasing to be subject to provisions of Article III. Upon the termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article IV shall survive the termination of this Sponsor Agreement.

Section 4.2    Governing Law. This Sponsor Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 4.3    CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, ANY OTHER DELAWARE STATE COURT), FOR THE PURPOSES OF ANY PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS SPONSOR AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS SPONSOR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION AGAINST SUCH PARTY (I) ARISING UNDER THIS SPONSOR AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS SPONSOR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, (A) ANY CLAIM THAT SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS AS DESCRIBED IN THIS SECTION 4.3 FOR ANY REASON, (B) THAT SUCH PARTY OR SUCH PARTY’S PROPERTY IS EXEMPT OR IMMUNE FROM THE JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER

THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (C) THAT (X) THE PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IN ANY SUCH COURT IS BROUGHT AGAINST SUCH PARTY IN AN INCONVENIENT FORUM, (Y) THE VENUE OF SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION AGAINST SUCH PARTY IS IMPROPER OR (Z) THIS SPONSOR AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED AGAINST SUCH PARTY IN OR BY SUCH COURTS. EACH PARTY AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 4.9 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION.

(b)    WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS SPONSOR AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS SPONSOR AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SPONSOR AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

Section 4.4    Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 4.5    Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this

Sponsor Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Sponsor Agreement on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 4.6    Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by THMA, the Company and the Sponsor Holdco.

Section 4.7    Severability. If any term or other provision of this Sponsor Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Sponsor Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Sponsor Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Sponsor Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.8    Disclosure. Each Sponsor hereby authorizes THMA and the Company to publish and disclose in any announcement or disclosure required by the SEC the Sponsor’s identity and ownership of the THMA Shares and the nature of the Sponsor’s obligations under this Sponsor Agreement.

Section 4.9    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the parties as follows:

If to THMA:

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Attention:         Elon Boms

Email:               elon@pvfamilyoffice.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:         Melissa Sawyer

Email:               sawyerm@sullcrom.com

If to the Company, to:

Pear Therapeutics, Inc.

200 State Street, 13th Floor

Boston, Massachusetts 02109

Attention:         Ronan O’Brien, General Counsel and Secretary

Email:               ronan.obrien@peartherapeutics.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:         Jocelyn M. Arel

                          Michael R. Patrone

Email:               jarel@goodwinlaw.com

                          mpatrone@goodwinlaw.com

If to a Sponsor, to such Sponsor, c/o:

LJ10 LLC

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Attention:         Elon Boms

Email:               elon@pvfamilyoffice.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:         Melissa Sawyer

Email:               sawyerm@sullcrom.com

Section 4.10    Counterparts. This Sponsor Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Sponsor Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Sponsor Agreement.

Section 4.11    Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 4.12    Fiduciary Duties. Notwithstanding anything in this Sponsor Agreement to the contrary, (a) each Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the THMA Class B Shares and (b) nothing herein will be construed to limit or affect any action or inaction by any Sponsor in its capacity as a member of the board of directors (or other similar governing body) of THMA or any of its Affiliates or as an officer, employee or fiduciary of THMA or any of its Affiliates, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of THMA or such Affiliate.

Section 4.13    Non-Recourse. This Agreement may only be enforced against, and Proceeding based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or advisor of any party to this Agreement or any Subsidiary of the Company or THMA will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any Proceeding based upon, arising out of or related to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, THMA, and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

LJ10 LLC

By:	/s/ Elon S. Boms
	Name:	Elon S. Boms
	Title:	Manager

/s/ Elon S. Boms
Elon S. Boms

/s/ Steven J. Benson
Steven J. Benson

/s/ Joseph Iannotta
Joseph Iannotta

/s/ Meghan M. Fitzgerald
Meghan M. FitzGerald

/s/ Henry S. Miller
Henry S. Miller

/s/ Michael J. Christenson
Michael J. Christenson

[Signature Page to Sponsor Support Agreement]

/s/ Anil Aggarwal
Anil Aggarwal

/s/ Brian Barth
Brian Barth

/s/ Michael K. Simon
Michael K. Simon

/s/ Michael Tessler
Michael Tessler

/s/ Jarrod Yuster
Jarrod Yuster

[Signature Page to Sponsor Support Agreement]

THMA:

THIMBLE POINT ACQUISITION CORP.

By:	/s/ Elon S. Boms
	Name:	Elon S. Boms
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

PEAR THERAPEUTICS, INC.

By:	/s/ Corey McCann, M.D., Ph.D.
Name:	Corey McCann, M.D., Ph.D.
Title:	President & Chief Executive Officer

[Signature Page to Sponsor Support Agreement]